                                                                 EXHIBIT 3(i)(b)

                        INNOVIN DEVELOPMENT CORPORATION

                                   AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION

      Pursuant to the provisions of the Delaware Corporation Law, Innovin Development Corporation adopts the following Amendment to its Certificate of Incorporation.

      The following amendment was adopted on 20th of February 1998, pursuant to section 242 of the Delaware Corporation Law. Such amendment was adopted by the consent of shareholders owning a majority of the Corporation's issued and outstanding shares of common stock. Notice of this amendment has been sent to all shareholders of record pursuant to Section 228 of the Delaware Corporation Law.

Amendment

ARTICLE ONE OF THE CERTIFICATE OF INCORPORATION WAS AMENDED TO READ AS FOLLOWS:

      The Name of this Corporation shall be: Anglo-Sierra Resources Corp.


                                                 INNOVIN DEVELOPMENT CORPORATION


                                                 By:             /s/
                                                     ---------------------------
                                                        Martin Apps, President